                                                                  EXECUTION COPY

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                      AMENDED AND RESTATED OPTION AGREEMENT

                                  By and Among

                        PG&E NATIONAL ENERGY GROUP, INC.,

                                PG&E CORPORATION,

                        PG&E NATIONAL ENERGY GROUP, LLC,

                                       and

                                   THE HOLDERS

                           __________________________

                            Dated as of June 25, 2002

                           __________________________



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

                                Table of Contents

                                                                                    Page
ARTICLE I Definitions............................................................     1
     SECTION 1.01. Definitions...................................................     1

ARTICLE II Grant of the Option...................................................     9
     SECTION 2.01. Grant and Authorization of the Option.........................     9

ARTICLE III Representations, Warranties and Covenants............................    10
     SECTION 3.01. Representations, Warranties and Covenants of LLC..............    10
     SECTION 3.02. Representations, Warranties and Covenants of the Company......    12
     SECTION 3.03. Representations, Warranties and Covenants of the Initial
                    Holders......................................................    15

ARTICLE IV Exercise Terms........................................................    15
     SECTION 4.01. Exercise Price................................................    15
     SECTION 4.02. Exercise Amounts..............................................    15
     SECTION 4.03. Manner of Exercise............................................    16
     SECTION 4.04. Transfer of Option Shares.....................................    16
     SECTION 4.05. Fractional Option Shares......................................    17
     SECTION 4.06. Reservation of Option Shares..................................    17
     SECTION 4.07. Compliance with Law...........................................    17

ARTICLE V Transfer Restrictions..................................................    17
     SECTION 5.01. Restrictions on Transfers of Option and Option Shares.........    17
     SECTION 5.02. Notation......................................................    18

ARTICLE VI Holders' Put Rights...................................................    18
     SECTION 6.01. Granting of Put; Put Option Purchase Price....................    18
     SECTION 6.02. Put Notice....................................................    18
     SECTION 6.03. Purchasing Party Notices......................................    19
     SECTION 6.04. Obligation to Purchase the Option.............................    19

ARTICLE VII Special Right of Call................................................    19
     SECTION 7.01. Granting of Call; Price.......................................    19
     SECTION 7.02. Call Notice. The Call Notice shall:...........................    19
     SECTION 7.03. Obligation to Call............................................    20

ARTICLE VIII Registration, Drag-Along, Tag-Along and Preemptive Rights...........    20

     SECTION 8.01.  Drag-Along...................................................    20
     SECTION 8.02.  Tag-Along....................................................    21
     SECTION 8.03.  Expenses of Sale.............................................    21

ARTICLE IX Registration Rights...................................................    21
     SECTION 9.01.  Piggy-Back and Shelf Registration Rights.....................    21
     SECTION 9.02.  Demand Registration..........................................    23
     SECTION 9.03.  Hold-Back Agreements; Restrictions on Public Sale by
                    Holders......................................................    25
     SECTION 9.04.  Registration Procedures......................................    25
     SECTION 9.05.  Registration Expenses........................................    29
     SECTION 9.06.  Indemnification..............................................    29

ARTICLE X Miscellaneous..........................................................    32
     SECTION 10.01. SEC Reports and other Financial Information..................    32
     SECTION 10.02. Persons Benefiting...........................................    32
     SECTION 10.03. Amendments and Waivers.......................................    32
     SECTION 10.04. Notices......................................................    33
     SECTION 10.05. Governing Law; Waiver of Jury Trial; Submission of
                    Jurisdiction.................................................    35
     SECTION 10.06. Successors and Assigns.......................................    36
     SECTION 10.07. Severability.................................................    36
     SECTION 10.08. Entire Agreement.............................................    36
     SECTION 10.09. Counterparts.................................................    36
     SECTION 10.10. Headings.....................................................    36
     SECTION 10.11. Publicity....................................................    36
     SECTION 10.12. Restricted Transactions......................................    36
     SECTION 10.13. Rule 144/145.................................................    37
     SECTION 10.14. Remedies.....................................................    37
     SECTION 10.15. Acknowledgment...............................................    37
     SECTION 10.16. Waiver.......................................................    37
     SECTION 10.17. Register.....................................................    37
     SECTION 10.18. Intercreditor Agreement......................................    38

     Annex 1   Gross Up Analysis for Options Granted on Each Extension Date
     Annex 2   Put Option Purchase Price (Original Option of GPSF)
     Annex 3   Percentage of Options Held by Each Holder on the Closing Date

                  AMENDED AND RESTATED OPTION AGREEMENT, dated as of June 25, 2002, by and among PG&E National Energy Group, Inc., a Delaware corporation (the "Company"), PG&E Corporation, a California corporation (the "Borrower"), PG&E National Energy Group, LLC, a Delaware limited liability company (the "LLC"), GPSF-F Inc., a Delaware corporation ("GPSF"), and LB I Group Inc., a Delaware corporation ("LBI"), (each, an "Initial Holder", and together the "Initial Holders") and each entity named on the signature pages hereof as a "Subsequent Holder" (each, a "Subsequent Holder").

                              W I T N E S S E T H:

                  WHEREAS, General Electric Capital Corporation and Lehman Commercial Paper Inc. (the "Initial Lenders") provided certain credit facilities to the Borrower on the terms and conditions set forth in the Credit Agreement, dated as of March 1, 2001, among the Borrower, the lenders from time to time parties thereto and others (as amended, the "Existing Credit Agreement");

                  WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time parties thereto (the "Lenders") and others, the Existing Credit Agreement is being amended and restated in its entirety to modify certain of its terms and to provide additional loans to the Borrower;

                  WHEREAS, LLC owns 1,000 shares of the Common Stock of the Company, which shares represent 100% of the outstanding Common Stock of the Company;

                  WHEREAS, the Company, the Borrower, LLC, and the Holders are parties to the Option Agreement, dated as of March 1, 2001 (the "Existing Option Agreement");

                  WHEREAS, pursuant to the Existing Option Agreement, on the Initial Closing Date, LLC granted the Original Option described herein to the Initial Holders; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to agree to modify certain terms of, and to provide additional loans under, the Existing Credit Agreement that the Existing Option Agreement shall have been amended and restated as provided herein;

                  NOW, THEREFORE, intending to be legally bound, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Option:

                                   ARTICLE I

                                  Definitions

                  SECTION 1.01. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement and the principles of construction set forth in Appendix A to the Credit Agreement shall apply to this Agreement.

                  "Additional Option" shall have the meaning provided in Section 2.01(b) hereof.

                  "Advice" shall have the meaning set forth in Section 9.04 hereof.

                  "Agreement" shall mean this Amended and Restated Option Agreement, as the same may be amended, modified or supplemented from time to time.

                  "Approved Sale" shall have the meaning set forth in Section
8.01 hereof.

                  "Assignee" shall have the meaning set forth in Section 5.01 hereof.

                  "Board" shall mean the "Board of Control" of LLC or the board of directors of the Company, as the case may be, or any committee thereof duly authorized to act on behalf of such "Board of Control" or board of directors.

                  "Borrower" shall mean PG&E Corporation, a California corporation.

                  "Business Day" shall mean any day except Saturday, Sunday and any day that shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government action to close.

                  "Call" shall mean the call right of the LLC pursuant to
Article VII hereof.

                  "Call Notice" shall have the meaning set forth in Section 7.01 hereof.

                  "Call Option Purchase Price" shall mean, with respect to the right of LLC to purchase any Option pursuant to any Call Notice delivered under
Article VII hereof, for which the consideration includes (i) at any time prior to the closing date of the IPO, the Current Market Price of an Option Share as of the Call Repurchase Date multiplied by the Option Share Number in effect on the date of delivery of the Call Notice ("Call Price") and (ii) after the closing date of the IPO, at the election of LLC, (x) the delivery of a number of shares of Common Stock of the Company equal to the Option Share Number in effect on the Call Repurchase Date or (y) the Call Price.

                  "Call Repurchase Date" shall have the meaning set forth in
Section 7.02 hereof.

                  "Common Stock" shall mean, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting) in the common equity of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                  "Common Stock Equivalent" shall mean any Convertible Security or warrant, option or other right to subscribe for or purchase any shares of Common Stock or any Convertible Security, other than an Option.

                  "Company" shall have the meaning set forth in the first paragraph of this Agreement, and its successors and assigns.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of capital stock or other securities which are or may be at any time convertible into or exchangeable for shares of Common Stock. The term "Convertible Security" shall mean one of the Convertible Securities.

                  "Credit Agreement" shall have the meaning set forth in the second recital of this Agreement.

                  "Current Market Price" of an Option Share shall mean, except as hereinafter provided, the average of the daily market prices for the Common Stock of the Company for the twenty (20) consecutive trading days preceding such date. The market price for each such day shall be the last sale price on such day as reported on the New York Stock Exchange consolidated tape, or, if such Common Stock of the Company is not listed on the New York Stock Exchange, or reported on such consolidated tape, then the last sale price on such day on the principal domestic stock exchange on which such Common Stock of the Company is then listed or admitted to trading, or, if no sale takes place on such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange, or, if such Common Stock of the Company is not then listed or admitted to trading on any domestic stock exchange but is quoted on the Nasdaq Stock Market's National Market, then the Current Market Price for each such trading day shall be the last sale price on such day as quoted on the Nasdaq Stock Market's National Market, or, if no sale takes place on such day or if such Common Stock of the Company is neither listed or admitted to trading on any domestic stock exchange nor quoted on such day on the Nasdaq Stock Markets National Market, then the Current Market Price for each such trading day shall be the average of the reported closing bid and asked price quotations on such day in the over-the-counter market, as reported by the Nasdaq Stock Market, or, if not so reported, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by LLC or the Company, or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by LLC or the Company with the written approval of a Majority in Interest of Evaluating Holders.

                  If at any time the Common Stock of the Company is not listed on any domestic exchange or quoted in the domestic over-the-counter market, the Current Market Price of an Option Share shall be the fair market value per share of the Common Stock of the Company as determined by a panel of two independent appraisers (together, the "Independent Appraisers") who shall be independent investment banks experienced in the evaluation of the value of securities of a corporation of a type similar to the Company (one to be selected by the relevant Purchasing Party, and the other by the relevant Holder or a Majority in Interest of Evaluating Holders, as applicable), which determination shall not take into account any discount attributable to the minority status of the Option and/or Option Shares, or any other minority interest, or the illiquidity of the Option and/or Option Shares.

                  In the event the Independent Appraisers are unable to agree upon the Current Market Price within ten (10) days of their selection, then the two Independent Appraisers shall select a third independent appraiser who shall be an independent investment bank experienced in the evaluation of the value of securities of a corporation of a type similar to the Company to determine the Current Market Price within fifteen (15) days of its selection. A determination by the Independent Appraiser of the Current Market Price shall be final and binding upon the Borrower, LLC, the Company and the Holders.

                  The relevant Purchasing Party shall pay the fees and expenses of the independent appraiser it appoints. The relevant Holder or Evaluating Holders, as applicable, shall pay the fees and expenses of the independent appraiser it, or they, appoint; provided that, when applicable, such fees and expenses shall be divided pro rata among the Evaluating Holders in proportion to their respective ownership interests in the securities being evaluated.

                  Should a third independent appraiser be appointed, each of the relevant Purchasing Party and the relevant Holder (or Evaluating Holders, where applicable) shall pay fifty percent (50%) of the expense associated with such appointment. Where applicable, the portion of the fees and expenses payable by the Evaluating Holders shall be divided pro rata among such Evaluating Holders in proportion to their respective ownership interests in the securities being evaluated.

                  "Date Certain" shall have the meaning set forth in the Credit Agreement.

                  "Demand" shall have the meaning set forth in Section 9.02(a) hereof.

                  "Demand Registration" shall have the meaning set forth in
Section 9.02(a) hereof.

                  "Demand Registration Statement" shall have the meaning set forth in Section 9.02(b) hereof.

                  "Dividend" shall mean any dividend or other distribution on Common Stock whether in the form of money, evidences of the Company's indebtedness, or any other properties or securities (other than shares of Common Stock) or any options, warrants or other rights to subscribe for or to purchase any of the foregoing.

                  "Evaluating Holders" shall mean, at any time and from time to time, the Holders of the securities whose Current Market Price is being ascertained at such time.

                  "Excess Additional Option Percentage" shall have the meaning provided in Section 2.01(b) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated pursuant thereto.

                  "Exercise Price" shall have the meaning set forth in Section
4.01 hereof.

                  "Existing Credit Agreement" shall have the meaning set forth in the first recital of this Agreement.

                  "Existing Option Agreement" shall have the meaning set forth in the fifth recital of this Agreement.

                  "Extension Date" shall mean the first day of any period for which the maturity of the Tranche A Loan has been extended, which period shall expire on an Additional Extended Date Certain.

           "Extension Fee Loan" shall have the meaning provided in Section 2.01(b) hereof.

           "Full Repayment Date" shall mean the date of repayment in full of the Tranche A Loan.

           "Fully Diluted Basis" shall mean, with respect to the Common Stock, at any date as of which the number of shares thereof is to be determined, a calculation based on all shares of Common Stock outstanding at such date and all shares of Common Stock issuable pursuant to Convertible Securities or Common Stock Equivalents, outstanding on such date together with any Option Shares issuable pursuant to any Option.

           "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

           "GPSF" shall have the meaning set forth in the first paragraph of this Agreement.

           "Holder" shall mean for purposes of the Original Option, the Initial Holders and the Subsequent Holders, or for purposes of the Additional Option, the Tranche A Lenders and the Assignees, designees or transferees of the Option or any portion thereof or any Option Shares and/or Registrable Securities.

           "HSR Act" shall have the meaning set forth in Section 3.01(f) hereof.

           "Indemnified Party" shall have the meaning set forth in Section 9.06(c) hereof.

           "Indemnifying Party" shall have the meaning set forth in Section 9.06(c) hereof.

           "Independent Third Party" shall have the meaning set forth in Section
8.01 hereof.

           "Initial Holders" shall have the meaning set forth in the preamble of this Agreement.

           "Initial Lenders" shall have the meaning set forth in the first recital of this Agreement.

           "IPO" shall mean the sale, in the initial underwritten offering, registered under the Securities Act, of shares of the Company's Common Stock, where, after such offering, the Common Stock sold in such offering is traded on the Nasdaq National Market or a national securities exchange.

           "LBI" shall have the meaning set forth in the first paragraph of this Agreement.

           "Lenders" shall have the meaning set forth in the preamble of this Agreement.

           "LLC" shall have the meaning set forth in the first paragraph of this Agreement, and shall for purposes of Article III include the New LLC, and their respective successors and assigns.

           "Losses" shall have the meaning set forth in Section 9.06(a) hereof.

           "Majority Holders" shall mean the Holders of at least a 30% interest in the Option or the Option Shares.

           "Majority in Interest of Evaluating Holders" shall mean, at any time and from time to time, the Holders of at least a 51% interest in the Option Shares whose Current Market Price is being ascertained at such time.

           "Material Adverse Change" shall mean, with respect to any Person, a material adverse change in the condition (financial or otherwise), results of operations, business, Properties, liabilities, management or prospects of such Person.

           "Material Adverse Effect" shall mean any event, circumstance or condition which is reasonably likely to (A) have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties, assets, liabilities or prospects of LLC, (B) materially and adversely affect the ability of LLC or the Company to perform its obligations under this Agreement or (C) materially and adversely affect the rights and remedies of the Holders under this Agreement.

           "Option" shall mean collectively the Original Option and the Additional Option.

           "Option Agreement" shall mean this Agreement.

           "Option Share Number" shall mean, at any time, the aggregate number of Option Shares which may at such time be purchased upon exercise of the Option, after giving effect to all prior adjustments to such number made or required to be made under the terms of this Agreement.

           "Option Shares" shall mean all the shares of Common Stock of the Company issuable or issued upon the exercise of the Option, or all the shares of Common Stock of the Company, if any, deliverable upon the exercise by LLC of its call right pursuant to Article VII hereof.

           "Original Option" shall have the meaning provided in Section 2.01(a) hereof.

           "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

           "Piggy-Back Registration" shall have the meaning set forth in Section 9.01(a) hereof.

           "Piggy-Back Registration Offer" shall have the meaning set forth in
Section 9.01(a) hereof.

           "Preferred Stock" shall mean, with respect to any Person, any capital stock issued by such Person which has a preference over such Person's Common Stock.

           "Proceeding" shall mean an action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

           "Prospectus" shall mean the Prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by an prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

           "Purchasing Party" shall mean either LLC or the Borrower, as applicable.

           "Put Effective Date" shall mean (i) with respect to the Original Option, the earlier of the Full Repayment Date and, at each Holder's election,
(x) the Initial Date Certain, as such date may be extended pursuant to Section 2.9(a) of the Credit Agreement or (y) any Additional Extended Date Certain, if the Initial Date Certain has been extended pursuant to Section 2.9(b) of the Credit Agreement, and (ii) with respect to the Additional Option, the earlier of the Full Repayment Date and the Date Certain.

           "Put Notice" shall have the meaning set forth in Section 6.01 hereof.

           "Put Option Price Loan" shall have the meaning provided in Section
6.04 hereof.

           "Put Option Purchase Price" shall mean (a) subject to clause (b) below, with respect to the exercise of any option to sell any Option pursuant to any Put Notice delivered in accordance with Article VI hereof by any Holder of an Option, the Current Market Price of an Option Share as of the Put Repurchase Date multiplied by the Option Share Number in effect on the date of delivery of the Put Notice and (b) with respect to the exercise of any option to sell any Option pursuant to any Put Notice delivered in accordance with Section 6.01(b) hereof by GPSF, the higher of (i) the Current Market Price of any Option Share as of the Put Repurchase Date multiplied by the Option Share Number in effect on the date of delivery of the Put Notice and (ii) the sum of the (x) the applicable deemed Put Option Price of the Option Share in respect of the Original Option of GPSF as set forth on Annex 2 hereto corresponding to the relevant Put Repurchase Date within the period set forth in such Annex plus (y) the Current Market Price of any Option Share in respect of the Additional Option, if applicable, as of the Put Repurchase Date multiplied by the Option Share Number in respect thereof in effect on the date of delivery of the Put Notice; provided, however, that during the time that no Junior Obligee (as defined in the Intercreditor Agreement) is continuing to exercise the rights and remedies under the Financing Documents to foreclose on the Collateral, this clause (b) shall not apply.

           "Put Repurchase Date" shall mean, with respect to the exercise of any put option pursuant to Article VI hereof, a date designated by the Purchasing Party which is not earlier than ten (10) days, or more than thirty (30) days, after the date of receipt by the Purchasing Party of the Put Notice; provided, however, if the exercise of any put option pursuant to Article VI hereof is in connection with the refinancing in full of the Credit Agreement, then the Put Repurchase Date shall be the earlier of (i) the date of such refinancing or (ii) such thirty (30) day period; provided, further, that in the event the Current Market Price shall not have been finally determined on any date that otherwise would have been a Put Repurchase Date, then the Put Repurchase Date shall be extended to the fifth Business Day following the date of such final determination of the Current Market Price.

           "Register" shall have the meaning set forth in Section 10.17 hereof.

           "Registrable Securities" shall mean any of (i) the Option Shares (whether or not the related Option has been exercised), (ii) any other securities issued or issuable with respect to any Option Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, until, in the case of any such Option Share or security, (A) it has been registered effectively pursuant to the Securities Act and disposed of in accordance with a Registration Statement covering it, (B) it ceases to be outstanding or (C) it has been sold or otherwise transferred pursuant to Rule 144 or could be sold or otherwise transferred under Rule 144(k) under the Securities Act and is not subject to any restrictive legend or stop transfer order and (iii) any of the shares received pursuant to Section 7.01.

           "Registration Expenses" shall have the meaning set forth in Section
9.05 hereof.

           "Registration Statement" shall mean any registration statement contemplated by Section 9.01 or Section 9.02 hereof, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

           "Rule 144 Transaction" shall mean a transfer of Common Stock (a) complying with Rule 144 under the Securities Act as such rule or a successor thereto is in effect on the date of such transfer (but not including a sale other than pursuant to a "brokers transaction" as defined in clauses (i) and
(ii) of paragraph (g) of Rule 144 as in effect on the date hereof) and (b) occurring at a time when the Common Stock or Preferred Stock is registered pursuant to Section 12 of the Exchange Act.

           "Sale Notice" shall have the meaning set forth in Section 8.01 hereof.

           "Section 9.04(iii) Notice" shall have the meaning set forth in
Section 9.04 hereof.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

           "Shelf Registration" shall have the meaning set forth in Section 9.01(c) hereof.

           "Special Counsel" shall mean any special counsel to the Holders, for which Holders of Registrable Securities will be reimbursed pursuant to Section
9.04 hereof.

           "Subsequent Holder" shall have the meaning set forth in the preamble of this Agreement.

           "Tag-Along Notice" shall have the meaning set forth in Section 8.02 hereof.

           "Transfer Agent" shall have the meaning set forth in Section 4.04 hereof.

           "Underwritten Offering" shall mean a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

                                   ARTICLE II

                               Grant of the Option

           SECTION 2.01. Grant and Authorization of the Option. (a) In consideration of the making of the loans by the Initial Lenders to the Borrower under the Existing Credit Agreement as a condition to the lending of the loans thereunder, LLC granted to the Initial Holders on the Initial Closing Date, an unconditional, irrevocable option (the "Original Option") to purchase from LLC subject to the terms hereof, up to three percent (3.0%) of the total common equity of the Company computed on a Fully Diluted Basis, which Option may be exercised as provided in Article IV.

           (b) In consideration of the extension by the Tranche A Lenders of the maturity date of the Tranche A Loan under Section 2.9(b) of the Credit Agreement and as a condition to such extension of the maturity date thereunder, effective on each Extension Date and only if such Extension Date occurs, LLC hereby grants to the Holders (to be allocated among the Holders as described in the last paragraph of this Section 2.01(b)), an unconditional, irrevocable option (collectively, the "Additional Option") to purchase from LLC a percentage of the total common equity of the Company outstanding on such Extension Date, computed on a Fully Diluted Basis, as determined pursuant to Section 4.02(b) of this Agreement, which Additional Option may be exercised as provided in Article IV hereof; provided that to the extent that such percentage exceeds one percent (1.0%) for each Additional Option (such excess only, the "Excess Additional Option Percentage"), then, at the Borrower's option, (i) the Holders may receive such Additional Option with respect to the Excess Additional Option Percentage, or (ii) the Borrower may pay on such Extension Date to such Holders an amount equal to the Put Option Purchase Price with respect to such Excess Additional Option Percentage; provided, further, that the Borrower shall exercise its option referred to in the foregoing proviso equally and on a non-discriminatory basis with respect to all Holders entitled to a portion of such Excess Additional Option Percentage.

           Such Put Option Purchase Price may, at the Borrower's option, (x) be paid in immediately available funds, or (y) be deemed to constitute a Tranche A Loan made on such Put Repurchase Date in a principal amount equal to the amount of such Put Option Purchase Price and all in accordance with the terms of
Section 2.10(c) of the Credit Agreement (the "Extension Fee Loan"); provided, that the Borrower shall exercise its option referred to in this sentence equally and on a non-discriminatory basis with respect to all Holders entitled to a portion of such

Put Option Purchase Price. For purposes of determining the Put Option Purchase Price, the date immediately preceding the date on which the grant of the Additional Option with respect to the Excess Additional Option Percentage would, but for clause (ii) of the preceding paragraph, become effective shall be deemed to be the date of delivery of a Put Notice with respect to such Excess Additional Option Percentage and the Put Repurchase Date with respect to such Excess Additional Option Percentage).

           The Additional Option granted on such Extension Date shall be distributed among the Holders based on the respective aggregate principal amount of Tranche A Loans (other than Extension Fee Loans and Put Option Price Loans) held by such Holders or their respective affiliates on such Extension Date; provided, however, that any Excess Additional Option Percentage determined for any Extension Date shall be distributed among the Holders pro rata based upon the respective aggregate principal amount of Extension Fee Loans and Put Option Price Loans held by such Holders or their respective affiliates on such Extension Date (which amount shall include the most recently extended Put Option Price Loan plus the aggregate principal amount of any Extension Fee Loan made prior to such Extension Date).

                                  ARTICLE III

                    Representations, Warranties and Covenants

           SECTION 3.01. Representations, Warranties and Covenants of LLC. LLC represents and warrants to, and agrees with, the Holders as follows:

           (a) It is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware.

           (b) It has the corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement, (ii) to grant the Option,
(iii) to transfer the Option Shares transferable upon due exercise or call of the Option, and (iv) to cause the Company to have the Transfer Agent record the transfer of the Option Shares transferable upon due exercise or call of the Option.

           (c) LLC is (and at all times prior to the Closing Date from and after January 12, 2001, was) the sole direct owner of all of the outstanding Capital Stock of the Company free and clear of all Liens and adverse claim, other than the Liens in favor of the Collateral Agent created by the Security Documents, and indirectly owns the equity of the Company's Subsidiaries, or a portion thereof, as applicable.

           (d) This Agreement has been duly executed and delivered by LLC and constitutes the legal, valid and binding obligation of LLC, enforceable against LLC in accordance with its terms. The Option has been duly granted to the Initial Holders and constitutes, the legal, valid and binding obligation of LLC, enforceable against the LLC in accordance with its terms except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

           (e) Except as set forth in Part F of the Disclosure Letter, each of
(i) the execution, delivery and performance of this Agreement by LLC and the Company, (ii) the offering, grant, and delivery of the Option and the Option Shares transferable upon the exercise of the Option or the Call, and (iii) the fulfillment of and compliance with the terms and provisions of this Agreement
(A) have been duly authorized by all requisite corporate and, if necessary, member or stockholder action of LLC and the Company and (B) will not (1) conflict with, violate or constitute a default under (x) any provision of the certificate of formation, operating agreement or certificate of incorporation, by-laws or other constitutive documents of LLC or the Company, (y) any law, statute, rule or regulation or any order of any Governmental Authority applicable to LLC, the Company or any of their subsidiaries or either of their respective properties or (z) any provision of any indenture or other material agreement or other material instrument to which LLC, the Company or any of their subsidiaries are a party or by which they or any of their respective properties are or may be bound, (2) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, any such indenture, agreement or other instrument or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by LLC, the Company or any of their subsidiaries.

           (f) No action, consent, waiver, authorization or approval of, registration or filing with or any other action by any Governmental Authority or any nongovernmental Person (including, without limitation, any creditor, partner or shareholder of LLC or the Company, and any consent, approval, authorization, declaration or filing or the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act")) is or will be required in connection with (i) the execution, delivery and performance of this Agreement by LLC or the Company, (ii) the grant of the Option and the transfer of the Option Shares pursuant to the exercise of the Option in accordance with this Agreement, other than with respect to (A) the exercise by any Holder of its right to convert the Option to Option Shares under this Agreement, or (B) the delivery by LLC of Option Shares pursuant to its call right under Article VII of this Agreement, which may require filing(s) under the HSR Act and (iii) the performance by LLC or the Company of its obligations under this Agreement, or as a condition to the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated thereby, other than such authorizations and approvals as have already been obtained and are in full force and effect.

           (g) Except as set forth in Section 5.6 of the Credit Agreement, there are not any judicial, administrative, arbitral or other actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of LLC, threatened against or affecting LLC or any business, property, prospects or rights of LLC (i) that involve this Agreement or the transactions contemplated thereby or (ii) which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to the Company and the Significant Subsidiaries, taken as a whole.

           (h) Subject to the accuracy of the Initial Holders' representations set forth in Section 3.03 and, in the case of an Option transfer, compliance with Section 5.01(b), the grant of the Option and the offering, sale and delivery of the Option and the Option Shares under the circumstances contemplated by this Agreement constitute exempt transactions under the registration provisions of the Securities Act, and do not require the registration of the Option or the Option Shares under the Securities Act.

           (i) The Option Shares, when transferred and delivered against payment of the Exercise Price therefor, will be duly authorized, validly issued, fully paid and nonassessable, and subject to no Liens in respect of the issuance thereof.

           (j) LLC will not amend its Charter Document or enter into any agreement inconsistent with this Agreement or that would make the LLC or the Company unable to comply with the terms of this Agreement.

           (k) At all times on or after the date of delivery of a Call Notice, LLC shall promptly notify each Holder of any contemplated transaction, including the entering into any agreement, letter of intent, commitment or memorandum of understanding, whether binding or not, which could reasonably be expected to have a material impact upon the value of the Common Stock of the Company, unless such Holder has previously requested the LLC not to deliver such notice to such Holder (upon which request the LLC shall be entitled to rely) ; provided, however, (i) such information may not be used by such Holder in a manner which would result in a violation of Section 10(b) of the Exchange Act, and the rules promulgated thereunder, and (ii) each Holder shall keep such information confidential, unless (A) LLC or the Company informs it that such information is no longer confidential, which LLC or the Company shall do promptly upon the information ceasing to be of a confidential nature, (B) such information becomes generally available to the public (other than as a result of a breach of this provision by the Holder), (C) the Holder is requested or required by a Governmental Authority or in connection with a legal proceeding or pursuant to legal process or otherwise required by law to disclose such information; provided that (i) the Holder shall notify LLC prior to making any such disclosure and (ii) the Holder shall not disclose any information solely for the purpose of relieving itself of its obligations under Section 3.01(k)(i) hereof,
(D) such information was available to the Holder on a non-confidential basis from a source (other than the Company, LLC or their representatives) that, to the Holder's knowledge, is not and was not prohibited from disclosing such information to the Holder by a contractual, legal or fiduciary obligation or (E) such information is disclosed by any Holder to an independent appraiser in connection with the determination of the Current Market Price of any Option Shares; provided, however, that such independent appraiser agrees in writing to keep such information confidential.

           (l) LLC owns 1,000 shares of the Common Stock of the Company, which shares represent 100% of the outstanding Common Stock of the Company. Such shares of Common Stock are free and clear of all Liens and adverse claims, other than the Liens in favor of the Collateral Agent created by the Financing Documents.

           SECTION 3.02. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to, and agrees with, the Holders as follows:

           (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

           (b) The Company has the corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement and (ii) to cause its Transfer Agent to record the transfer of Common Stock upon due exercise of the Option.

           (c) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and (B) any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

           (d) Each of (i) the execution, delivery and performance of this Agreement by the Company and (ii) the fulfillment of and compliance with the terms and provisions of this Agreement (A) have been duly authorized by all requisite corporate and, if necessary, stockholder action of the Company and (B) will not (1) conflict with, violate or constitute a default under (x) any provision of the certificate of incorporation, by-laws or other constitutive documents of the Company, (y) any law, statute, rule or regulation or any order of any Governmental Authority applicable to, the Company or any of its subsidiaries or its properties or (z) any provision of any indenture or other material agreement or other material instrument to which, the Company or any of its subsidiaries are a party or by which they or any of their respective properties are or may be bound, (2) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, any such indenture, agreement or other instrument or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or any of its subsidiaries.

           (e) No action, consent, waiver, authorization or approval of, registration or filing with or any other action by any Governmental Authority or any nongovernmental Person (including, without limitation, any creditor, partner or shareholder of the Company, and any consent, approval, authorization, declaration or filing or the expiration of any waiting period under the HSR), is or will be required in connection with (i) the execution, delivery and performance of this Agreement by the Company, (ii) the transfer of the Common Stock pursuant to the exercise of the Option in accordance with this Agreement, other than with respect to (A) the exercise by any Holder of its right to convert the Option to Option Shares under this Agreement, or (B) the delivery by LLC of Option Shares pursuant to its call right under Article VII of this Agreement, which may require filing(s) under the HSR Act and (iii) the performance by the Company of its obligations under this Agreement, or as a condition to the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, other than such authorizations and approvals as have already been obtained and are in full force and effect.

           (f) Except as set forth in Section 5.6 of the Credit Agreement, there are not any judicial, administrative, arbitral or other actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any business, property, prospects or rights of the Company (i) that involve this Agreement or the transactions contemplated thereby or (ii) which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change to the Company and the Significant Subsidiaries, taken as a whole.

           (g) The Option Shares, when transferred and delivered against payment of the Exercise Price therefor, will be duly authorized, validly issued, fully paid and non-assessable, and subject to no Liens.

           (h) The Company will not amend its Charter Document or enter into any agreement inconsistent with this Agreement or that would make the Company unable to comply with the terms of this Agreement.

           (i) At all times on or after the date of delivery of a Call Notice, the Company shall promptly notify each Holder of any contemplated transaction, including the entering into any agreement, letter of intent, commitment or memorandum of understanding, whether binding or not, which could reasonably be expected to have a material impact upon the value of the Common Stock of the Company, unless such Holder has previously requested the Company not to deliver such notice to it (upon which request the Company shall be entitled to rely); provided, however, (i) such information may not be used by such Holder in a manner which would result in a violation of Section 10(b) of the Exchange Act, and the rules promulgated thereunder, and (ii) each Holder shall keep such information confidential, unless (A) LLC or the Company informs it that such information is no longer confidential, which LLC or the Company shall do promptly upon the information ceasing to be of a confidential nature, (B) such information becomes generally available to the public (other than as a result of a breach of this provision by the Holder), (C) the Holder is requested or required by a governmental authority or in connection with a legal proceeding or pursuant to legal process or otherwise required by law to disclose such information; provided that (i) the Holder shall notify LLC prior to making any such disclosure and (ii) the Holder shall not disclose any information solely for the purpose of relieving itself of its obligations under Section 3.02(i)(i) hereof, (D) such information was available to the Holder on a non-confidential basis from a source (other than the Company, LLC or their representatives) that, to the Holder's knowledge, is not and was not prohibited from disclosing such information to the Holder by a contractual, legal or fiduciary obligation, or
(E) such information is disclosed by any Holder to an independent appraiser in connection with the determination of the Current Market Value of any Option Shares; provided, however, that such independent appraiser agrees in writing to keep such information confidential.

           (j) Immediately prior to the Closing, the Company's authorized capital stock consists of 1,000 shares of Common Stock of which 1,000 shares are validly issued and outstanding. Such 1,000 shares of Common Stock will be validly issued and outstanding as of the Closing Date, free and clear of all Liens and adverse claims, other than the Liens in favor of the Collateral Agent created by the Financing Documents.

           SECTION 3.03. Representations, Warranties and Covenants of the Initial Holders. Each Initial Holder represents and warrants to, and agree with, the Company, the Borrower and LLC that the Option and Option Shares are being acquired by such Initial Holder for its own account and not with a view to or for sale in connection with any distribution thereof that would violate the registration provisions of the Securities Act or the applicable state securities laws of any state, and each Initial Holder will not distribute the Option and Option Shares in violation of the registration provisions of the Securities Act or the applicable securities laws of any state.

                                   ARTICLE IV

                                 Exercise Terms

           SECTION 4.01. Exercise Price. The Option shall entitle the Holders thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase shares of Common Stock of the Company at an exercise price (the "Exercise Price") of $1.00 for the percentage of the total shares of such Common Stock set forth in Section 4.02. LLC shall, at all times that the Option or any portion thereof remains outstanding, maintain a Register indicating the Holders' respective ownership interests in the Option, as more fully set forth in Section
10.17 hereof.

           SECTION 4.02. Exercise Amounts. (a) (i) Subject to the terms and conditions set forth herein, the percentage (and no more than the percentage indicated) of the total shares of Common Stock of the Company on a Fully Diluted Basis as to which the pro rata portion of the Original Option held by a Holder may be exercised in the aggregate shall be the corresponding pro rata portion of 3%. On the Closing Date, the pro rata portion of the Option held by each Holder is set forth on Annex 3.

           (b) The percentage of the total shares of Common Stock of the Company on a Diluted Basis as to which the ratable portion (such ratable portion to be determined as provided in the last sentence of Section 2.01(b)of this Agreement) of the aggregate Additional Option held by a Holder under Section 2.01(b) hereof shall be fixed on the date such Additional Option becomes effective under
Section 2.01(b) of this Agreement and shall be equal to the sum of the following, expressed as a percentage:

               (i)    (0.8671%); plus

               (ii)   B - A; plus
                      -----
                        A

               (iii) in the event that (1) the Borrower elects the option described in clause (y) of the second paragraph of Section 2.01(b) hereof and (2) the calculation described in clause
                      (ii) above results in a positive number,

                                       X;
                                       -
                                       A

                          Where:    A = $600,000,000

                                    B = the aggregate outstanding principal
                               amount of Tranche A Loans on such date (other than any Extension Fee Loan made on such date); and

                                    X = an amount equal to the product of (i)
                               0.8671% multiplied by (ii) the percentage determined pursuant to Section 4.02(b)(ii) hereof multiplied by (iii) the Fair Market Value (as defined in Section 9.26 of the Credit Agreement) of the Company as of such date;

                   provided, that the sum of the percentages determined pursuant to clauses (i), (ii) and (iii) above shall in no event be less than 0.75%. For purposes of illustration an example of the calculation of such percentage is attached hereto as Annex 1.

           (c) At any time, and from time to time, when the number of Option Shares into which the Option of a Holder is convertible into is calculated pursuant to this Section 4.02, the Company shall provide a certificate (which shall be signed by its chief executive, chief financial officer or treasurer), setting forth a detailed explanation of how the Option Share Number was calculated.

           SECTION 4.03. Manner of Exercise. An Option may be exercised upon notice and payment to LLC of the Exercise Price for the Option Shares being purchased upon such exercise.

           The pro rata portion of the Option held by any Holder shall be exercisable at the election of such Holder either in full or in part at any time from and after the date hereof, or from time to time after the date hereof, but in no event more than 45 days following the Date Certain; provided, that the 45-day period referred to above in this sentence shall not be deemed to commence until (A) the Full Repayment Date has occurred and (B) the LLC has given notice to the Holders that such Date Certain and Full Repayment Date have occurred.

           SECTION 4.04. Transfer of Option Shares. Upon the payment of the Exercise Price, LLC shall transfer and the Company shall cause its transfer agent for the Common Stock, which may be the Company (the "Transfer Agent"), to deliver with all reasonable dispatch to or upon the written order of the respective Holder and in such name or names as such Holder may designate, a certificate or certificates for the number of full Option Shares so purchased upon the exercise of such Option. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Holder of record of such Option Shares as of the date of the payment of the Exercise Price.

           LLC and the Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its offices at the address set forth in Section
10.04 hereof.

          SECTION 4.05. Fractional Option Shares. Until the closing date of the IPO, LLC shall be required to transfer fractional Option Shares on the exercise of the Option. On or after the closing date of the IPO, if any fraction of an Option Share would, except for the provisions of this Section 4.05, be issuable on the exercise of the Option (or specified portion thereof), the number of shares to be transferred will be rounded up to the nearest whole number.

          SECTION 4.06. Reservation of Option Shares. LLC shall at all times keep reserved out of the Common Stock it owns, a number of shares of Common Stock free and clear of all liens, other than the Liens created by the Financing Documents, sufficient to provide for (i) the exercise of the Option and (ii) the transfer of all Option Shares transferable upon the exercise of the Option. LLC and the Company will keep a copy of this Agreement on file with the Transfer Agent. All Option Shares which may be transferred to the respective Holder upon exercise of the Option shall, upon transfer and payment of the Exercise Price pursuant to Section 4.04 hereof, be fully paid, nonassessable, free of preemptive rights and free from all taxes, Liens, charges and security interests with respect to the issue thereof. LLC or the Company will supply the Transfer Agent with duly executed stock certificates for such purpose.

          SECTION 4.07. Compliance with Law. If any shares of Common Stock required to be reserved for purposes of exercise of the Option require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any Governmental Authority or listing on any such national securities exchange before such shares may be transferred upon exercise, LLC and the Company will in good faith and as expeditiously as possible endeavor also to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be. LLC and the Company will take all such action as may be necessary or appropriate in order that LLC may validly and legally transfer fully paid and nonassessable Option Shares on the exercise of the Option from time to time outstanding.

                                   ARTICLE V

                             Transfer Restrictions

          SECTION 5.01. Restrictions on Transfers of Option and Option Shares. The following restrictions on transfer shall apply to the Option and Option
Shares:

          (a) No Holder or transferee thereof shall sell, transfer or convey in any manner whatsoever any Option or Option Shares except in accordance with the terms and provisions of this Agreement.

          (b) Each Holder may, without the consent of the Borrower, sell or assign any part of the Option or Option Shares and the other rights and obligations of such Holder to any Person or any assignee thereof (an "Assignee") unless the sale or assignment of the Option or Option Shares and such other rights and obligations of such Holder to such Person would reasonably put the business of the Borrower at a competitive disadvantage, in which case such sale or assignment shall require the consent of the Borrower; provided, however, that such consent shall not be required if the Option or Option Shares are sold pursuant to a public distribution of such Option or Option Shares. The Assignee shall agree to be bound by the terms of this Agreement and such Option and shall provide:

                  (i) if such Option or Option Shares are being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect and, with respect to transfers pursuant to Rule 144 or Regulation S, an opinion of counsel reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act; or

                  (ii) if such Option or Option Shares are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act, and effective immediately upon such transfer or assignment, the Assignee shall be deemed a Holder and shall have the rights and obligation of a Holder pursuant to this Agreement.

                  (c) Notwithstanding any other provision contained in this Agreement or any other Financing Document to the contrary, any Holder may assign all or any portion of the Option or Option Shares held by it as collateral security.

                  SECTION 5.02. Notation. A notation will be made in the appropriate transfer records of the Company or the LLC, as applicable, with respect to any such transfer of the Option and Option Shares referred to in this Agreement.

                                   ARTICLE VI

                               Holders' Put Rights

                  SECTION 6.01. Granting of Put; Put Option Purchase Price. Subject to the limitations set forth herein, (a) provided that the Company shall not have consummated an IPO prior to the Put Effective Date, at any time or from time to time, after the Put Effective Date until 45 days thereafter, any Holder, and (b) at any time or from time to time, after any Junior Obligee (as defined in the Intercreditor Agreement) shall have commenced to exercise the rights and remedies under the Financing Documents to foreclose on the Collateral pursuant to the Intercreditor Agreement, GPSF, upon written notice to a Purchasing Party (a "Put Notice"), shall be entitled to sell and such Purchasing Party shall be obligated to purchase from such Holder, all of the Option held by any such Holder at the Put Option Purchase Price; provided, that the 45-day period referred to in clause (a) above in this sentence shall not be deemed to commence until the LLC has given notice to the Holders that such Put Effective Date has occurred.

                  SECTION 6.02. Put Notice. Each Put Notice delivered pursuant to Section 6.01 hereof shall specify:

          (a)   the name of the Holder of the Option delivering such Put Notice;

          (b)   that such Holder is exercising its Option, pursuant to this
Article VI, and the percentage of the Option held by such Holder that is being exercised thereunder.

          SECTION 6.03. Purchasing Party Notices.(a) The Purchasing Party, within ten (10) days of receipt of each such Put Notice, shall deliver to each Holder other than a Holder that has delivered a Put Notice, a notice (i) specifying the respective Put Repurchase Date and (ii) stating the percentage (determined on a Fully-Diluted Basis) of the Option which is and will be held by each such Holder both before and after the Put Repurchase Date, respectively (assuming no other Holder elects to sell all or any portion of the Option held by such Holder) (the "LLC Notice").

          (b) The Purchasing Party, within two (2) days of the final determination of the Put Option Purchase Price, shall deliver to the Holder or Holders exercising its or their put option pursuant to this Article VI a notice containing a detailed calculation of the Put Option Purchase Price with respect to the Option which is to be so repurchased from such Holder.

          SECTION 6.04. Obligation to Purchase the Option. The Purchasing Party shall be obligated to purchase all of such Holder's Option which is the subject of such Put Notice, and shall pay on the Put Repurchase Date with respect to such Put Notice the Put Option Purchase Price in immediately available funds or, at the Purchasing Party's option, the Put Option Purchase Price shall be deemed to constitute a Tranche A Loan made on such Put Repurchase Date in a principal amount equal to the amount of such Put Option Purchase Price and all in accordance with the terms of Section 2.10(b) of the Credit Agreement (the "Put Option Price Loan"); provided, that the Put Option Purchase Price in respect to any Put Repurchase Date occurring on or after the Full Repayment Date shall be paid in cash. The Company shall use its best efforts to cause the Put Option Purchase Price to be determined as promptly as practicable after the receipt of a Put Notice, and in any event by the date which is 45 days after the receipt of such Put Notice.

                                  ARTICLE VII

                              Special Right of Call

          SECTION 7.01. Granting of Call; Price. Provided that all principal, interest, accrued fees, and any other amounts due and payable under the Financing Documents shall have been paid in full, at any time thereafter, LLC may give not less than 60 days, prior irrevocable written notice to all (but not less than all) Holders of the Option (a "Call Notice") to repurchase all, but not less than all, of the unexercised Option then held by such Holders, at the Call Option Purchase Price.

          SECTION 7.02. Call Notice.  The Call Notice shall:

          (a) state that LLC intends to purchase the unexercised Option, pursuant to this Article VII, from the Holders;

          (b) specify the date, which shall be no earlier than 60 days from the date of delivery of the Call Notice, on which LLC will repurchase the Option of the Holders (the "Call Repurchase Date");

          (c) contain a reasonably detailed calculation of the Call Option Purchase Price and the Current Market Price with respect to the Option Shares; and

          (d) set forth any information required to be disclosed under Section 3.01(k) hereof.

          SECTION 7.03. Obligation to Call. The Call Notice having been so given to each Holder and each Holder having not exercised its Option within thirty
(30) days after receiving such Call Notice, LLC shall be obligated to purchase the Option specified in the Call Notice with respect to each Holder, and shall pay the Call Option Purchase Price, payable to each Holder in immediately available funds, if applicable, on the Call Repurchase Date.

                                  ARTICLE VIII

            Registration, Drag-Along, Tag-Along and Preemptive Rights

          SECTION 8.01. Drag-Along. If, prior to the closing date of the IPO, LLC or the Company shall propose to sell or convey 75% or more of its shares of the Company's Common Stock and Convertible Securities (calculated on an as-converted basis), or any interest therein, to an Independent Third Party (including, without limitation, a sale of the Company by merger, consolidation, sale of all or substantially all of its assets, sale of all of the Company's outstanding Common Stock and Convertible Securities or otherwise) (the "Approved Sale"), LLC or the Company shall give prompt written notice (the "Sale Notice") to the Holders setting forth the terms and conditions of the proposed transfer, including the identity of the Independent Third Party, the number of shares of the Company's Common Stock and Convertible Securities to be transferred, the per share price to be paid for the shares of the Company's Common Stock and Convertible Securities to be transferred and the type and nature of the consideration to be received therefor. By so indicating in the Sale Notice, LLC shall be entitled to require the Holders to sell to the Independent Third Party in the same transaction their portion of the Option and Option Shares, on the same terms and conditions set forth in the Sale Notice; provided, however, that the provisions of this Section 8.01 shall not apply to the sale or conveyance of any Common Stock of the Company pledged by LLC pursuant to the terms of the Stock Pledge Agreement until such time as such Common Stock is no longer pledged thereunder. Without limitation as to the foregoing, the Holders will consent to and raise no objections against the Approved Sale. If the Approved Sale is structured as a merger or consolidation, each Holder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation. The Holders will take all necessary and desirable actions in connection with the consummation of any Approved Sale. For purposes of this
Section 8.01, an "Independent Third Party" is any Person who, prior to such sale, does not own in excess of 5% of the Company's Common Stock and Convertible Securities in the aggregate on a Fully Diluted Basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and Convertible Securities in the aggregate and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of the Company's Common Stock and Convertible Securities in the aggregate.

         SECTION 8.02. Tag-Along. If, prior to the closing date of the IPO, LLC or the Company shall propose to sell or convey 75% or more of its shares of the Company's Common Stock or Convertible Securities (calculated on an as-converted basis) to an Independent Third Party, LLC shall provide each Holder with written notice (the "Tag-Along Notice") setting forth the terms and conditions of the proposed transfer, including the identity of the Independent Third Party, the number of shares of the Company's Common Stock and/or Convertible Securities to be transferred, the per share price to be paid for the shares of the Company's Common Stock and/or Convertible Securities to be transferred and the type and nature of the consideration to be received therefor. Each Holder, by written notice to LLC delivered within 10 days after the date of such Tag-Along Notice, shall be entitled to require LLC to include in the proposed sale to the Independent Third Party in the same transaction all of its Option and Option Shares (or, if LLC is selling less than all of the Company's Common Stock it owns, a percentage of each such Holder's Option and Option Shares equivalent to the percentage of the Company's Common Stock and Convertible Securities and rights to acquire shares of the Company's Common Stock and Convertible Securities to be sold by LLC or the Company), on the same terms and conditions set forth in the Tag-Along Notice; provided, however, that the provisions of this Section 8.02 shall not apply to the sale or conveyance of any Common Stock of the Company pledged by LLC pursuant to the terms of the Stock Pledge Agreement until such time as such Common Stock is no longer pledged thereunder. All fractional shares resulting from the calculation contained in the prior sentence will be rounded to the nearest whole share. LLC shall use its reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Holders in any contemplated transfer and LLC shall not transfer any of its shares to the prospective transferee(s) if the prospective transferee(s) declines to allow participation of the Holders. Following their compliance with the foregoing, LLC and any Holders who have elected to participate in the contemplated transfer may, within 90 days after the expiration of the 10-day period referenced above, transfer all of the shares specified in the Tag-Along Notice to the transferee(s) specified in the Tag-Along Notice at a price not less than the price per share specified in the Tag-Along Notice and on other terms no less favorable to the transferors in any material respect than the terms specified in the Tag-Along Notice.

         SECTION 8.03. Expenses of Sale. As between the Holders and the Company, the Company will pay the costs of any sale of the Option and Option Shares pursuant to a sale pursuant to Section 8.01 or 8.02 of this Agreement to the extent that such costs are incurred for the benefit of all holders of Common Stock and rights to acquire Common Stock and are not otherwise paid by the acquiring party. Costs incurred by the Holders on their own behalf will not be considered costs of the transaction hereunder.

                                   ARTICLE IX

                               Registration Rights

         SECTION 9.01. Piggy-Back and Shelf Registration Rights. (a) If the Company at any time in connection with, or after the consummation of, the IPO proposes to file a registration statement under the Securities Act with respect to any Underwritten Offering by the

Company for its own account or for the account of holders of any Common Stock, Convertible Securities or Common Stock Equivalent to be offered for cash (other than on Form S-4 or S-8) then the Company shall in each case give written notice of such proposed filing to the Holders at least twenty (20) days before the anticipated filing date, and such notice shall offer (a "Piggy-Back Registration Offer") such Holders the opportunity to include all of the Registrable Securities held by them in such registration statement (a "Piggy-Back Registration"). In such event (x) the right of any Holder to registration pursuant to this Section 9.01(a) may be conditioned upon such Holder's participation in such underwriting and of the inclusion such Holder's Registrable Securities in the underwriting to the extent provided herein and (y) in cases initially involving the registration for sale of securities for the account of a holder or holders exercising rights similar to those of the Holders set forth in Section 9.02 of this Agreement, securities shall be registered in such offering in the order of priority set forth in Section 9.02 hereof. If any such Holder desires to have Registrable Securities registered and included in such Underwritten Offering under this Section 9.01(a) such Holder shall so notify the Company in writing within ten (10) days after the receipt by such Holder of the written notice provided for in the preceding sentence (which notification shall set forth the amount of Registrable Securities for which registration is requested), and the Company will use its reasonable best efforts to cause all such Registrable Securities to be registered under the Securities Act to the extent requisite to permit the disposition in such Underwritten Offering; provided, however, that if the managing underwriter or underwriters of such offering, as selected by the Company, shall advise the Company in writing that in its or their opinion the total amount or kind of securities that the Holders, the Company and any other Persons or entities intend to include in such offering exceeds the amount that can be sold in such offering without an adverse effect on the price, timing or distribution of the securities offered by the Company, the Company shall be required to include in such registration only the amount of Registrable Securities and securities of other persons or entities, if any, that the managing underwriter or underwriters determine, in its or their sole discretion, can be sold without an adverse effect on the price, timing or distribution of the securities offered. In such event, in cases initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, the securities which may have been requested to be included in such registration pursuant to this Agreement (pro rata based on the amount of securities sought to be registered by such Persons) and (iii) third, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company.

         (b) At any time prior to the date of printing preliminary prospectuses in connection with an Underwritten Offering under Section 9.01(a) hereof, a Holder that previously requested Piggy-Back Registration thereof may withdraw all or part of its Registrable Securities from such offering by providing notice to such effect to the Company.

         (c) (i) Within forty-five (45) days after delivery of a written notice by Holders of more than 50% of the Registrable Securities which notice may be delivered at any time after the date on which the Company becomes eligible to prepare and file a shelf registration statement (the "Shelf Registration") on Form S-3 (or such successor form to Form S-3 as the Company may at the time be eligible to use), the Company shall file a registration statement for the registration of securities under the Securities Act providing for the sale from time to time by the Holders of all of their Registrable Securities then outstanding, and all

Registrable Securities issuable thereafter. The Company may include in the Shelf Registration shares of Common Stock sold for the account of the Company, but no other person. For the avoidance of doubt, it is hereby acknowledged and agreed by all parties hereto that a request for a Shelf Registration pursuant to this
Section 9.01(c) shall not constitute a Demand for a Demand Registration and for all purposes of this Agreement, a Shelf Registration shall not be counted in the tabulation of the number of Demand Registrations under Section 9.02 hereof.

         (ii) The registration rights of the Holders pursuant to this Section 9.01(c) and the ability to offer and sell Registrable Securities pursuant to a Shelf Registration are subject to the following conditions and limitations, and each of the Holders agrees with the Company that (i) if the Company determines in its good faith judgment, at any time prior to or during the effectiveness of the filing of a Shelf Registration pursuant to this Section 9.01(c)(ii), that the Company possesses material non-public information relating to a pending or imminent event or announcement or is engaged in confidential negotiations or other confidential business activities (including, but not limited to, information related to any pending or proposed consolidation, merger, reorganization, recapitalization or other similar transaction and any pending discussions related thereto), upon written notice of such determination by the Company delivered to the Holders, the rights of each of the Holders to publicly offer, publicly sell or publicly distribute any Registrable Securities pursuant to such Shelf Registration or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to such Shelf Registration (including any action contemplated by Section 9.04 hereof) will be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this
    Section 9.01(c)(ii) is no longer necessary; provided, however, the Company shall not be permitted to suspend the rights of the Holders pursuant to this
    Section 9.01(c)(ii) for more than an aggregate of ninety (90) days within any twelve-month period; provided, further, that no one suspension shall last more than sixty (60) days.

         SECTION 9.02. Demand Registration.

         (a) Demand Registration Rights. At any time and from time to time after the consummation of the IPO, the Majority Holders may make a written request to the Company (each a "Demand") for registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities (each a "Demand Registration").

         Within ten (10) days after receipt of a Demand, the Company will send to all of the other Holders written notice (the "Notice") of such Demand and, subject to the conditions set forth in the following paragraph, the Company will include in the Demand Registration all Registrable Securities of such other Holders with respect to which the Company has received written requests for inclusion therein within ten (10) days after receipt by the applicable Holder of the Notice. Any Demand made pursuant to this Section 9.02(a) shall specify the aggregate amount of the Registrable Securities to be registered and shall also specify the intended methods of disposition thereof.

         The Company will use its reasonable best efforts to cause all such Registrable Securities to be registered under the Securities Act to the extent requisite to permit the disposition in such Demand Registration; provided, however, that if the managing underwriter or underwriters of such offering, as selected by the Company, shall advise the Company in writing that in its or their opinion the total amount or kind of securities that the Holders, the Company and any other Persons or entities intend to include in such offering exceeds the amount that can be sold in such offering without an adverse effect on the price, timing or distribution of the securities offered by the Holders, the Company shall be required to include in such registration only the amount of Registrable Securities and securities of the Company and such other persons or entities, if any, that the managing underwriter or underwriters determine, in its or their sole discretion, can be sold without an adverse effect on the price, timing or distribution of the securities offered. In such event, securities shall be registered in such offering in the following order of priority: (i) first, the securities which have been requested to be included in such registration pursuant to this Section 9.02(a) and pursuant to "piggy back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of the securities sought to be registered by the Holders and such other persons exercising "piggy back" registration rights), and (ii) second, any securities which the Company proposes to register.

         (b) Effective Registration and Expenses. The Company agrees to use its reasonable best efforts to file as soon as reasonably practicable (but in any event within thirty (30) days), after any such Demand a registration statement in respect of the Demand Registration (a "Demand Registration Statement"). The Company agrees to use its reasonable best efforts to have such Demand Registration Statement declared effective as soon as practicable after such filing, but in any event, no later than ninety (90) days after filing of the registration statement.

         The Company agrees, if necessary, to supplement or amend any Demand Registration Statement, as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment subject to approval thereof by the Company, which approval shall not be unreasonably withheld) by the Holders included in the Demand Registration Statement, and the Company agrees to furnish to the Holders copies of any such supplement or amendment prior to its being used and/or filed with the SEC.

         (c) Number of Demand Registrations. The Holders shall be entitled to four (4) Demand Registrations. The Company shall not be deemed to have effected a Demand Registration (i) unless and until the Demand Registration Statement is declared effective and remains effective for a period of at least one hundred and eighty (180) days or until all the securities registered pursuant thereto have been sold, whichever is the first to occur; (ii) if, after the Registration Statement has become effective, it is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Holders, unless all stop orders, injunctions and orders shall have been lifted or rescinded, all requirements shall have been satisfied or waived, and the registration statement has thereafter become effective again; (iii) if the customary conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of any Holder; or (iv) if the Holders initiating the Demand Registration were unable to sell all of the securities they requested be included in such Demand Registration.

         (d) Selection of Underwriters and Counsel. The Company shall select the lead managing underwriter in connection with a Demand Registration, subject to the approval of the Holders initiating the Demand Registration, which approval shall not be unreasonably withheld.

         SECTION 9.03. Hold-Back Agreements; Restrictions on Public Sale by Holders. The registration rights of the Holders pursuant to this Agreement and the ability to offer and sell Registrable Securities pursuant to a Registration Statement are subject to the following conditions and limitations, and each of the Holders agrees with the Company that:

         (i) If the Company determines in its good faith judgment, at any time prior to the filing of a Registration Statement pursuant to Section 9.02 hereof, that the Company possesses material non-public information relating to a pending or imminent event or announcement or is engaged in confidential negotiations or other confidential business activities (including, but not limited to, information related to any pending or proposed consolidation, merger, reorganization, recapitalization or other similar transaction and any pending discussions related thereto), upon written notice of such determination by the Company delivered prior to the filing of a Registration Statement pursuant to Section 9.02 hereof, the rights of each of the Holders to publicly offer, publicly sell or publicly distribute any Registrable Securities pursuant to such Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to such Registration Statement (including any action contemplated by Section 9.04 hereof) will be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 9.03 is no longer necessary; provided, however, the Company shall not be permitted to suspend the rights of the Holders pursuant to this Section 9.03(i) for more than an aggregate of ninety (90) days within any twelve-month period; provided, further, that no one suspension shall last more than sixty (60) days. If the Company shall so postpone the filing of a Demand Registration Statement, the Majority Holders shall have the right to withdraw the request for registration by giving the Company written notice within twenty (20) days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall not be counted as the one Demand Registration to which the Holders are entitled pursuant to Section 9.02(c) hereof).

         (ii) In the case of the registration of any underwritten primary offering of capital stock of the Company, each Holder agrees, in connection with such Underwritten Offering, to enter into an underwriting agreement containing such terms and covenants customary for such Underwritten Offerings, including, but not limited to, representations of such Holders in accordance with Section 9.04 of this Agreement; provided that nothing in this Section 9.03 shall require any Holder to provide any indemnification or contribution obligations inconsistent with Section 9.06 hereof.

         SECTION 9.04. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 9.01 and Section 9.02 hereof, the Company will:

         (i) prepare and file with the SEC as expeditiously as possible (but in any event within thirty (30) days after a Demand Request) a Registration Statement on the appropriate form available for the sale of such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold but in no event longer than 180 days from the effectiveness of such Registration Statement;

         (ii) prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement as may be necessary to keep such Registration Statement continuously effective until all Registrable Securities covered by such Registration Statement have been sold in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

         (iii) notify the Holders of Registrable Securities to be sold and their Special Counsel, if any, immediately (a) when a Registration Statement or any post-effective amendment thereto has become effective, (b) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose, (d) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in all material respects,
    (e) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (f) of the happening of any event that makes any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (iv) furnish to each Holder and their Special Counsel, if any, without charge, at least one executed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (other than exhibits to documents incorporated by reference into such Registration Statement) to the extent requested by such person (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

         (v) deliver to each Holder and their Special Counsel, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus and preliminary prospectus) and each amendment or supplement thereto as such persons reasonably request in order to facilitate the disposition of the Registrable Securities owned by such persons; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

         (vi) in connection with any public offering of Registrable Securities pursuant to a Registration Statement, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or managing underwriter reasonably requests in writing; use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things in the opinion of the Company necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

         (vii) upon the occurrence of any event contemplated by Section 9.04(iii)(f) hereof, prepare and furnish promptly to each Holder of Registrable Securities to be sold a number of copies of a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (viii) use its reasonable best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed and if not so listed, to be listed on the NASD automated quotation system;

         (ix) obtain an opinion from the Company's counsel and a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter (or to each Holder in the event there is no underwriter participating in the offering), and furnish to each Holder participating in the offering and to each underwriter, a copy of such opinion and letter addressed to such Holder or underwriter;

         (x) use its reasonable best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of the registration statement;

         (xi) provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such registration statement; and

         (xii) make its employees and personnel available and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's business and the requirements of the marketing process including, without limitation, the participation by such employees and personnel in "road shows") in the marketing of Registrable Securities in any Underwritten Offering.

         The Company may require each seller of Registrable Securities to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed by such seller in a Registration Statement and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

         Each Holder agrees by acquisition of its Registrable Securities that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 9.04(iii)(b), 9.04(iii)(c), 9.04(iii)(d), 9.04(iii)(e) or 9.04(iii)(f) hereof (such notice, a "Section 9.04(iii) Notice"), such Holder will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 9.04(vii) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event the Company provides the Holders a Section
9.04 (iii) Notice and does not provide Advice or a supplemented Prospectus thereof, then the Majority Holders initiating a Demand Registration shall have the right to withdraw the registration to which the Section 9.04(iii) Notice relates by giving the Company written notice within ten days after receipt of the Section 9.04(iii) Notice (and, in the event of such withdrawal, such registration shall not be counted as the Demand Registration to which the Holders are entitled pursuant to Section 9.02(c) hereof).

         In connection with any underwriting agreement to be entered into by any Holder with respect to any registration pursuant to Section 9.01 or 9.02 hereof,
(i) such Holder shall not be required to make any representations or warranties to, or agreements with, the Company or any underwriter other than representations, warranties or agreements as are customarily given by selling Holders of securities regarding such Holder, such Holder's ownership of and title to its Registrable Securities to be included in such offering, (ii) the liability of such Holder to the Company, any underwriter or other person under such underwriting agreement shall be limited to liability arising from misstatements or omissions contained in any information furnished in writing by such Holder expressly for use in the Registration Statement relating to such offering and will be limited to an amount equal to the net proceeds such Holder derives from such registration, and (iii) the requirements of any lock-up provisions in the underwriting agreement shall be limited to one hundred and eighty (180) days in the case of an IPO, and ninety
(90) days for each offering registered pursuant to the Exchange Act or the Securities Act subsequent to the IPO.

                  SECTION 9.05. Registration Expenses. All fees and expenses incident to the performance of or compliance with a Piggyback Registration, Demand Registration or a Shelf Registration (the "Registration Expenses") shall be borne by the Company whether or not a Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriter or underwriters, if any, or the Holder initiating a Demand Registration or Shelf Registration may designate)), (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) transfer agent and listing fees, (v) fees and disbursements of counsel for the Company and one Special Counsel for the Holders, (vi) fees and disbursements of all independent certified public accountants for the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vii) Securities Act liability insurance, if the Company so desires such insurance, (viii) fees and expenses payable to a Qualified Independent Underwriter (as such term is defined in Rule 2720 of the National Association of Securities Dealers, Inc.'s By-Laws), if required and (ix) fees and expenses of all other persons retained by the Company; provided that the discounts and commissions of any underwriter or underwriters will be borne by the selling Holders included in a Registration Statement in the relative proportion to the number of Registrable Securities of each such Holder included in any Registration Statement. Notwithstanding the foregoing, the Company shall in all events be responsible for its internal expenses (including, without limitation, all salaries and expenses of its officers and employees).

                  SECTION 9.06. Indemnification.

                  (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, and each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the directors, officers, agents and employees of such controlling persons, to the fullest extent lawful, from and against any and all losses, claims, damages and liabilities (collectively, "Losses"), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement under which Registrable Securities held by such Holder were registered under the Securities Act or offered for sale, in any preliminary prospectus (if used prior to the effective date of such Registration Statement) or in any Prospectus or any form of prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement effective), in each case on the effective date of such Registration Statement or post-effective amendment, or the date of such Prospectus, including any preliminary prospectus, or supplement, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, necessary to make the statements therein in the light of the circumstances under which they were made) not misleading, and
(iii) any violation or alleged violation by the Company of either of the Securities Act or the Exchange Act, or any rule or regulation promulgated thereunder, or any state securities law, and will reimburse, as incurred, each such indemnified party for any reasonable legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending against or appearing as a third party witness in connection with any such Losses or action or threatened action in respect thereof; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such Losses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, Prospectus, form of prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

                  (b) Indemnification by a Holder. In connection with a Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as is required by law to be disclosed by such seller in a Registration Statement and agrees to indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling persons, to the fullest extent lawful, from and against all Losses arising solely out of or based solely upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus, or any form of prospectus or amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall so notify the person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement, except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure to give notice shall have actually prejudiced the Indemnifying Party.

                  Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly (but in any event, no later than 10 days after the Indemnified Party provides notice to the Indemnifying Party of its failure to do
so) to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such action, claim or proceeding; or (3) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall (x) reasonably conclude that one or more legal defenses are available to it that are not available to the Indemnified Party or (y) have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party), it being understood, however, that, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Parties (other than counsel for which the Indemnifying Party has agreed to pay under clause (1) above), which firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party and is entitled to indemnity hereunder unless such settlement relates solely to the payment of money damages and (x) includes a full unconditional release of such Indemnified Party from all liabilities on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

                  All fees and expenses of the Indemnified Party (including fees and expenses to the extent incurred in connection with investigating or preparing to defend such action or proceeding) for which the indemnifying party is responsible pursuant to this Section 9.06(c) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d) Contribution. If indemnification under Section 9.06(a) or 9.06(b) hereof is unavailable or insufficient to cover losses of an Indemnified Party, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 9.06(c) hereof, any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.06(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9.06(d), an Indemnifying Party that is a Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds actually received by such Indemnifying Party from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE X

                                  Miscellaneous

                  SECTION 10.01. SEC Reports and other Financial Information. LLC shall provide the Holders, within fifteen (15) days after the Company files same with the SEC, copies of the Company's annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, subsequent to its IPO, continue to file such annual reports and information, documents and other reports with the SEC and LLC shall provide the Holders with such annual reports and such information, documents and other reports as the Company provides to the holders of its Common Stock or other securities.

                  SECTION 10.02. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than LLC, the Company and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

                  SECTION 10.03. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be granted except by the written agreement of all the parties hereto (or their transferees).

             SECTION 10.04. Notices. (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by LLC or the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof and (ii) shall be followed promptly by a hard copy original thereof by express courier) and faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof or to such other address as shall be designated by such party in a written notice to the other parties hereto.

             (b) All such notices, requests and communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received; except that all notices and other communications to any Holder shall not be effective until actually received.

             (c) LLC acknowledges and agrees that any agreement of any Holder to receive certain notices by telephone and facsimile is solely for the convenience and at the request of LLC or the Company. The Holder shall be entitled to rely on the authority of any Person purporting to be a Person authorized by LLC or the Company to give such notice and the Holder shall not have any liability to LLC or the Company or other Person on account of any action taken or not taken by the Holder in reliance upon such telephonic or facsimile notice.

             (d) If the notice or communication shall be in writing, then such notice or communication shall be delivered to the following addresses:

             if to LLC:

               PG&E National Energy Group, LLC
               7500 Old Georgetown Road
               Bethesda, MD 20814-6161
               Attention:  General Counsel
               Tel.: (301) 280-6815
               Fax.: (301) 280-6319

             if to the Company:

               PG&E National Energy Group, Inc.
               7500 Old Georgetown Road
               Bethesda, MD 20814-6161
               Attention:  General Counsel
               Tel.: (301) 280-6815
               Fax.: (301) 280-6310
                  with a copy to:

                      Weil, Gotshal & Manges, LLP
                      100 Crescent Court, Suite 1300
                      Dallas, TX  75201
                      Attention:  Glenn D. West
                      Tel.: (214) 746-7700
                      Fax.: (214) 746-7777

                  if to GPSF:

                      c/o General Electric Capital Corporation
                      201 High Ridge Road
                      Stamford, CT 06927
                      Attention: General Counsel - Structured Finance Group
                      Telephone: (203) 357-6823
                      Facsimile: (203) 357-6632

                  with copies to:

                      GE Capital Services Structured Finance Group, Inc. 120 Long Ridge Road
                      Stamford, Connecticut 06927
                      Attention:  Manager of Portfolio - Energy Group

                      and,

                      GE Capital Services Structured Finance Group, Inc. 120 Long Ridge Road
                      Stamford, Connecticut 06927
                      Attention:  Manager - Legal Administration

                  if to LBI:

                      c/o Lehman Commercial Paper Inc.
                      745 Seventh Avenue
                      New York, NY 10019
                      Attention:  Frank Turner/Rich Divito
                      Telephone:  (212) 526-2696/(212) 526-2425
                      Facsimile:  (646) 758-1986/(646) 758-4618

                  Each party hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to any other Holders. If a notice or communication is mailed in the manner provided above, it is duty given, whether or not the addressee receives it.

             SECTION 10.05. Governing Law; Waiver of Jury Trial; Submission of Jurisdiction. (a) THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (other than SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) SHALL GOVERN THE CONSTRUCTION, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND ANY DISPUTE, CASE OR CONTROVERSY ARISING IN OR UNDER OR RELATED TO OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO, WHETHER SOUNDING IN TORT, CONTRACT OR OTHER LEGAL OR EQUITABLE RELIEF.

             (b) EACH OF LLC, THE COMPANY, THE BORROWER AND THE HOLDERS CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT, EXCEPT WITH THE WRITTEN CONSENT OF THE HOLDERS, ANY DISPUTE CONCERNING THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

             (c) EACH OF LLC, THE COMPANY, THE BORROWER AND THE HOLDERS HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO EACH SUCH PERSON AT ITS ADDRESS SET FORTH ABOVE OR, AT THE OPTION OF A HOLDER, BY SERVICE UPON CORPORATION SERVICE COMPANY, WHICH EACH OF LLC, THE COMPANY AND THE BORROWER IRREVOCABLY APPOINTS AS SUCH PERSON'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK. LLC, THE COMPANY AND THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

             (d) NOTHING IN THIS SECTION 10.05 SHALL AFFECT THE RIGHT OF THE HOLDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE HOLDERS TO BRING ANY ACTION OR PROCEEDING AGAINST LLC, THE BORROWER OR THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

             (e) EACH OF LLC, THE COMPANY, THE BORROWER AND THE HOLDERS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN

CONTRACT OR TORT OR OTHERWISE. EACH OF LLC, THE BORROWER, THE COMPANY, AND THE HOLDERS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

             SECTION 10.06. Successors and Assigns. All agreements of each of the parties hereto in this Agreement shall inure to the benefit and be binding upon their respective successors and permitted assigns. None of LLC, the Borrower or the Company may assign its rights or obligations hereunder without the prior written consent of each of the Holders.

             SECTION 10.07. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

             SECTION 10.08. Entire Agreement. This Agreement represents the final and complete agreement of the parties hereto, and all prior negotiations, representations, understandings, writings and statements of any nature are hereby superseded in their entirety by the terms of this Agreement. There are no restrictions, agreements, warranties or undertakings other than those set forth or referred to herein, including with respect to the registration rights granted by the Company with respect to the Option Shares.

             SECTION 10.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

             SECTION 10.10. Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

             SECTION 10.11. Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein or therein, without obtaining the prior approval of the Initial Holders and the Company to the contents and the manner of presentation and publication thereof. No references to the Initial Holders shall be made in any public statement without the Initial Holders' consent.

             SECTION 10.12. Restricted Transactions. Except as provided by the Financing Documents, LLC and the Company will not, and will not permit any of their Subsidiaries to, enter into any transaction or series of related transaction, whether or not in the ordinary course of business, with any Affiliate of the Company, the Borrower or LLC or any of their Subsidiaries, which would adversely affect any of the right or benefit of the Holders with respect to the exercise of the Option or is intended to frustrate or defraud the Holders of their ability to exercise the option hereunder.

             SECTION 10.13. Rule 144/145. The Company agrees to timely file the reports required to be filed by it under the Securities Act or the Exchange Act and, after consummation of the IPO, to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 and Rule 145 under the Securities Act, as such Rules may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder after consummation of the IPO, LLC will deliver to such Holder a written statement as to whether the Company has complied with such requirements.

             SECTION 10.14. Remedies. In the event of a breach by LLC, the Company, the Borrower or a Holder of any of their obligations under this Agreement, each Holder, LLC, the Borrower or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. LLC, the Company, the Borrower and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

             SECTION 10.15. Acknowledgment. The parties hereto acknowledge, accept and ratify the allocations provided for in Section 3.5 of the Credit Agreement.

             SECTION 10.16. Waiver. LLC and the Company waive any claim they may have against any Holder for any consequential, exemplary or punitive damage now or hereafter under or in connection with or relating to this Agreement or any other Financing Document.

             SECTION 10.17. Register. LLC hereby agrees to maintain a register (the "Register") on which it will record the proportionate ownership percentages of the Holders of the Option from time to time. With respect to any Holder, the transfer of the Option of such Holder and the rights pursuant to such Option shall not be effective until such transfer is recorded on the Register maintained by the LLC with respect to ownership of such Option and prior to such recordation all rights of the transferor with respect to such Option shall remain the transferor's. The registration of assignment or transfer of all or part of any Holder's Option shall be recorded promptly by LLC only upon the receipt by LLC of a properly executed and delivered assignment and assumption agreement pursuant to, and all other documents and instruments required under,
Section 5.01(b) hereof. Upon the request of any Holder, LLC shall at any time and from time to time provide the requesting Holder, at no cost, a list of all of the Holders of the Option and their respective ownership percentages. For the avoidance of doubt, it is hereby acknowledged and agreed by all parties hereto that the Register initially recorded that on the Initial Closing Date GPSF acquired 60% of the Option, and that LBI Group Inc. acquired 40% of the Option; subsequent to the Initial Closing Date 50% of the Option initially acquired by LBI Group Inc.

was transferred pursuant to this Agreement to the Subsequent Holders, in proportions set forth in the Register as of the Closing Date.

             SECTION 10.18. Intercreditor Agreement. Nothwithstanding anything provided herein to the contrary, the terms and provisions of the Intercreditor Agreement shall govern the relationship among the Holders with respect to the rights, remedies and obligations of the Holders under this Option Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                              PG&E NATIONAL ENERGY GROUP, INC.



                                              By: _____________________________
                                                   Name:
                                                   Title:



                                              PG&E CORPORATION



                                              By: _____________________________
                                                   Name:
                                                   Title:



                                              PG&E NATIONAL ENERGY GROUP, LLC



                                              By: _____________________________
                                                   Name:
                                                   Title:


                                              INITIAL HOLDERS:
                                              ---------------


                                              LB I GROUP INC.



                                              By: _____________________________
                                                   Name:
                                                   Title:

                                      GPSF-F INC.



                                      By: ________________________________
                                           Name:
                                           Title:


                                      SUBSEQUENT HOLDERS:

                                      FARALLON CAPITAL PARTNERS, L.P.,
                                      as a Subsequent Holder



                                      By:_________________________________
                                           Name:
                                           Title:



                                      FARALLON CAPITAL INSTITUTIONAL
                                      PARTNERS, L.P., as a Subsequent Holder



                                      By:_________________________________
                                           Name:
                                           Title:



                                      FARALLON CAPITAL INSTITUTIONAL
                                      PARTNERS II, L.P., as a Subsequent Holder



                                      By:_________________________________
                                           Name:
                                           Title:


                                      FARALLON CAPITAL INSTITUTIONAL
                                      PARTNERS III, L.P., as a Subsequent Holder



                                      By:_________________________________
                                           Name:
                                           Title:

                                    TINICUM PARTNERS, L.P., as a Subsequent
                                    Holder



                                    By:_________________________________________
                                       Name:
                                       Title:

                                    FARALLON CAPITAL OFFSHORE INVESTORS, INC., as a Subsequent Holder



                                    By:_________________________________________
                                       Name:
                                       Title:

                                                                         Annex 1
                                                                  [See Attached]

                                                                         Annex 2

               PUT OPTION PURCHASE PRICE (ORIGINAL OPTION OF GPSF)

                                                                                Put Option Price of Original
                   Period Beginning              Up To But Excluding                    Option of GPSF
                     May 2, 2002                    June 2, 2002                           $18,750,000

                     June 2, 2002                   July 2, 2002                           $20,000,000

                     July 2, 2002                  August 2, 2002                          $21,250,000

                    August 2, 2002                September 2, 2002                        $22,500,000

                  September 2, 2002                October 2, 2002                         $23,750,000

                   October 2, 2002                November 2, 2002                         $25,000,000

                   November 2, 2002               December 2, 2002                         $26,250,000

                   December 2, 2002                January 2, 2003                         $27,500,000

                   January 2, 2003                February 2, 2003                         $28,750,000

                   February 2, 2003                 March 2, 2003                          $30,000,000

                    March 2, 2003                   April 2, 2003                          $31,250,000

                    April 2, 2003                    May 2, 2003                           $32,500,000

                     May 2, 2003                    June 2, 2003                           $33,750,000

                     June 2, 2003                   July 2, 2003                           $35,000,000

                     July 2, 2003                  August 2, 2003                          $36,250,000

                    August 2, 2003                September 2, 2003                        $37,500,000

                  September 1, 2003                October 2, 2003                         $38,750,000

                   October 2, 2003                November 2, 2003                         $40,000,000

                   November 2, 2003               December 2, 2003                         $41,250,000

                   December 2, 2003                January 2, 2004                         $42,500,000

                   January 2, 2004                February 2, 2004                         $43,750,000

                             February 2, 2004 and thereafter                               $45,000,000

                                                                         Annex 3

                                           Holder                                  Pro Rata Portion

                 GPSF-F                                                                   60%
                 LBI Group Inc.                                                           20%
                 Farallon Capital Partners, L.P.                                      25% of 20%
                 Farallon Capital Institutional Partners, L.P.                        23% of 20%
                 Farallon Capital Institutional Partners II, L.P.                      5% of 20%
                 Farallon Capital Institutional Partners III, L.P.                     5% of 20%
                 Tinicum Partners, L.P.                                                1% of 20%
                 Farallon Capital Offshore Investors, Inc.                            41% of 20%